Exhibit 99.1

Proofpoint Enters into Definitive Agreement to Acquire ObserveIT for $225 Million in Cash; Extending Leadership in People-Centric Security and Compliance to Deliver Post-Perimeter Data Loss Prevention

Proofpoint’s market-leading information protection capabilities extended to prevent data risks and insider threats across email, cloud, and the endpoint

Sunnyvale, Calif.—November 3, 2019 – Proofpoint, Inc., (NASDAQ: PFPT), the leader in people-centric cybersecurity, has entered into a definitive agreement to acquire ObserveIT, the leading insider threat management platform. Closing of the transaction is expected to occur late in the fourth quarter of 2019, and is subject to customary closing conditions, including Hart-Scott-Rodino merger review, and any other required regulatory approvals.

With this acquisition, Proofpoint will extend its data loss prevention (DLP) capabilities with endpoint joining email, CASB, and data-at-rest to form an enhanced enterprise DLP offering. The combination of ObserveIT’s leading lightweight endpoint agent technology and data risk analytics with Proofpoint’s industry leading information classification, threat detection, and intelligence, will give enterprises unprecedented insights into user activity with their sensitive data, wherever it resides. In tandem, Proofpoint will invest in ObserveIT’s leading insider threat management solution, which empowers security teams to detect, investigate, and prevent potential insider threat incidents by delivering real-time alerts, and actionable insights into user activity in one easy-to-use solution.

“Today’s ObserveIT acquisition underscores Proofpoint’s commitment to providing organizations with people-centric cybersecurity and compliance solutions that protect what matters: their people and the data they have access to, in a post-perimeter, cloud-first world,” said Gary Steele, chairman of the board and chief executive officer of Proofpoint. “Defending data requires the ability to detect risky insider threat behavior and risky user activity, and swiftly mitigate risk across cloud apps, email, and endpoints. We are the only security company that provides organizations with deep visibility into their most attacked people—and with ObserveIT, we will bring to market the first truly innovative enterprise DLP offering in years. We are thrilled to welcome ObserveIT’s employees and customers to Proofpoint.”

More than 99% of today’s cyberattacks require human interaction to work, making individual users the last line of defense as cyber criminals increasingly targeting companies through their employees. With more and more users accessing data from endpoints off the corporate network in both sanctioned and unsanctioned cloud apps, organizations need to ensure they have the most effective people-centric security controls in place to understand how, when, and where users interact with critical data and intellectual property. As highlighted in the 2019 Verizon Data Breach Investigation report, this is particularly critical to avoid data breaches that leverage compromised credentials (29% of total breaches), compromised endpoints (32%), or are perpetrated by malicious insiders (34%).1

Further, as more companies are encouraging their employees to work from anywhere, on any device, enterprise data loss prevention (DLP) must evolve from a legacy, perimeter-based control and compliance checkbox to an intelligent, activity-based solution to detect and respond to risks to data across cloud apps, email, and lightweight endpoint agents.

[1]	https://enterprise.verizon.com/resources/reports/dbir/

The integrated DLP platform will deliver real-time detection of the anomalous interactions across people, data, devices, and applications allowing security teams to understand and respond to data being mishandled, whether on a corporate device, in a cloud app like Office 365, or via email.

“Proofpoint’s leadership in people-centric cybersecurity security, broader intelligence, and R&D resources are significant market differentiators and directly complement our ability to quickly detect insider threats and prevent critical information loss,” said Mike McKee, ObserveIT CEO. “We are very excited to join the Proofpoint team and provide customers with even more powerful solutions to mitigate insider threats, decrease incident investigation time, and make sure users don’t intentionally or accidentally send valuable, confidential information externally.”

The integrated solution will become part of the Proofpoint information protection suite and is expected to be available some time in 2020.

Financial Impact

ObserveIT’s revenue model has historically operated under a perpetual licensing paradigm which Proofpoint intends to transition to subscription promptly after the transaction closes. ObserveIT’s annualized expense run rate was just over $40 million as of the third quarter of 2019.

Should the transaction close in December of 2019, Proofpoint expects that ObserveIT’s financial results would be nominally accretive for the company’s revenue and billings guidance for Q4 2019, last provided on October 24, 2019, and nominally dilutive to its guidance for non-gaap net income and free cash flow for the same period. For fiscal year 2020, the inorganic revenue and billings contribution from ObserveIT’s historical business model is expected to be quite limited due to this planned shift to a subscription-based model.

Proofpoint intends to provide additional commentary on the acquisition of ObserveIT during the company’s fourth quarter and year-ended 2019 earnings call to be held in early 2020.

For more information on Proofpoint’s people-centric, cloud-based security solutions, please visit www.proofpoint.com/products.

About Proofpoint, Inc.

Proofpoint, Inc. (NASDAQ: PFPT) is a leading cybersecurity and compliance company that protects organizations’ greatest assets and biggest risks: their people. With an integrated suite of cloud-based solutions, Proofpoint helps companies around the world stop targeted threats, safeguard their data, and make their users more resilient against cyberattacks. Leading organizations of all sizes, including more than half of the Fortune 1000, rely on Proofpoint’s people-centric security and compliance solutions to mitigate their most critical risks across email, the cloud, social media, and the web. More information is available at www.proofpoint.com.

Connect with Proofpoint: Twitter | LinkedIn | Facebook | YouTube

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Proofpoint is a trademark or registered trademark of Proofpoint, Inc. in the U.S. and other countries. All other trademarks contained herein are the property of their respective owners.

Forward-Looking Statements

This press release contains forward-looking statements that involve risks and uncertainties. These forward-looking statements include statements regarding certainty and timing of closing, future financial impact of the acquisition, future financial results for Proofpoint, and benefits of the acquisition and integration of ObserveIT’s products. It is possible that future circumstances might differ from the assumptions on which such statements are based. Important factors that could cause results to differ materially from the statements herein include: risks related to integrating the employees, customers and technologies of the acquired business; assumption of unknown liabilities ; ability to retain customers of ObserveIT; risks associated with successful implementation of multiple integrated software products and other product functionality; competition, particularly from larger companies with more resources than Proofpoint; risks related to new target markets, new product introductions and innovation and market acceptance thereof; the ability to attract and retain key personnel; potential changes in strategy; unforeseen delays in developing new technologies and the uncertain market acceptance of new products or features; global economic conditions; and the other risk factors set forth from time to time in our filings with the SEC, including our Quarterly Report on Form 10-Q for the three months ended September 30, 2019, and the other reports we file with the SEC, copies of which are available free of charge at the SEC’s website at www.sec.gov or upon request from our investor relations department. All forward-looking statements herein reflect our opinions only as of the date of this release, and Proofpoint undertakes no obligation, and expressly disclaims any obligation, to update forward-looking statements herein in light of new information or future events.

MEDIA CONTACT:	INVESTOR CONTACT:
KRISTY CAMPBELL	JASON STARR
PROOFPOINT, INC.	PROOFPOINT, INC.
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